Exhibit (10)(iii)(A)12 - Mid-Career Pension Plan

                                      Executive Vice President - Human Resources
                                 Approval Under Delegation of Board of Directors



                          AT&T MID-CAREER PENSION PLAN

   Approval of Plan Language for Certain Amendments Adopted on April 16, 1997
                and December 17, 1997 by the Board of Directors

     On April 16, 1997, the Board of Directors of the Company adopted resolutions amending the AT&T Mid-Career Pension Plan (the "Plan"), among other things, to:

o     Freeze benefit accruals as of December 31, 1996;

o Provide for payment of a single life annuity if the executive elects the cash payment option under the AT&T Management Pension Plan;

o     Provide  that  benefits  under the Plan may be  forfeited if the Executive
      Vice  President - Human  Resources  determines   that   the  Employee  has
      violated the AT&T Non-Competition Guideline;

o Provide for a transfer of the liability for the benefit under this Plan for Executives above E-band effective January 1, 1998.

     Pursuant to the delegations from the Board of Directors and the Committee, the Executive Vice President - Human Resources approves the following Plan language reflecting these amendments: *

1. Amendment to freeze Term of Employment as of December 31, 1996 in the calculation of Mid-Career Pension Credits. Effective August 1, 1997, add to end of Section 2.15(a) as follows:

Mid-Career Pension Credits for Eligible Executives hired or rehired by a Participating Company at E-band or above, and all of whose Term of Employment is at E-band or above, is determined as if the Eligible Executive had actually terminated employment as of December 31, 1996.

2. Amendment to freeze Term of Employment as of December 31, 1996 in the calculation of Mid-Career Pension Credits. Effective August 1, 1997, add to end of Section 2.15(b) as follows:

The numerator and denominator set forth in this Section 2.15(b) above is determined as if the Eligible Executive had actually terminated employment as of December 31, 1996. Further, for any Eligible Executive on the active roll as of August 29, 1991, he shall be deemed to have terminated employment as of December 31, 1996.

3.    Amendment  to  establish   eligibility  for Participant status.  Effective
August 1, 1997, add to end of Section 4.1 as follows:

An individual is an Eligible Executive in this Plan if the individual is eligible for the Special Update, within the meaning of the Pension Plan, and satisfies the requirements set forth in this Section 4.1(a) through (d) above if he had terminated employment as of December 31, 1996, provided, however, that any individual hired in 1996 shall be deemed to have satisfied the requirement set forth in Section 4.1(c) above if he satisfies such requirement no later than December 31, 1997.

4. Amendment to establish eligibility for the benefit under the Plan as an Employee. Effective January 1, 1998, add to end of Section 4.2(a) as follows:

Only Eligible Executives, as defined in Section 4.1 above, who are E-bands, will be considered Employees, provided, however, that for purposes of satisfying the requirement in this Section 4.2(a) of completing a Term of Employment of at least five years at E-band or above at termination of employment, all Eligible Executives will be considered Employees, if otherwise considered an Employee pursuant to this Section 4.2(a).

5. Amendment to eliminate concept of service, disability pension or deferred pension benefits. Effective August 1, 1997, replace Sections 4.2(b) and (c) in their entirety as follows:

(b)  Service and Disability Benefit

Any Employee shall be eligible for a service benefit or disability benefit pursuant to this Plan if he or she has retired with a service or disability pension before January 1, 1997 under the Pension Plan, including an Employee who was eligible for a service pension as a result of a Transition Leave of Absence or a Transition to Retirement as set forth in the Pension Plan.

(c)  Mid-Career Pension Benefit

Any Employee is eligible for a Mid-Career Pension Benefit pursuant to this Plan if the Employee in not eligible for a service or disability benefit under this Plan as set forth in Section 4.2(b).

6. Amendment to the Plan's Formula to eliminate references to Post-Base Period and explicitly provide the base formula multiplier amount. Effective August 1, 1997, replace Section 4.3(a)(i) with the following:

     The annual benefit amount will equal:

           A * [(B * C) + (D * E)]

     Where:

           A = Mid-Career Pension Credits;

           B = .008

           C = Average Base Period Compensation x Term of Employment to the end of the Base Period divided by Total Term of Employment;

           D = .008

           E = NQPP Average Base Period Compensation x Term of Employment to the end of the Base Period divided by Total Term of Employment.

7. Amendment to the definition of "Base Period" to correspond to the new Base Period in the Pension Plan. Effective August 1, 1997, Section 4.3(a)(iii) is amended in its entirety as follows:

For purposes of determining C in Section 4.3(a)(i), "Base Period" shall be the pay base averaging period as is set forth in the Pension Plan effective August 1, 1997. For purposes of determining E in Section 4.3(a)(i), "Base Period" shall be the Base Period as is set forth in the Basic Formula of the NQPP effective August 1, 1997.

8.    Effective   August 1, 1997,  delete   Section 4.3(a)(iv),  4.3(a)(vii) and
4.3(a)(viii) in their entirety and renumber Section 4.3(a) accordingly.

9. Amendment to the definition of "Total Term of Employment" to freeze Term of Employment as of December 31, 1996. Effective August 1, 1997, replace Section 4.3(a)(vi) in its entirety as follows:

For purposes of determining C and E in Section 4.3(a)(i), "Total Term of Employment" shall be the Employee's Term of Employment as of December 31, 1996.

10. Amendment to the calculation of the monthly benefit under the Plan to change the definition of Term of Employment. Effective August 1, 1997, add a new
Section 4.3(a)(ix) as follows:

(ix) Term of Employment

Effective August 1, 1997, for purposes of determining C and E in Section 4.3(a)(i), "Term of Employment" shall equal the lesser of (1) Term of Employment, as defined in Section 2.22, as of December 31, 1996, plus 1 or (2) 105% of Term of Employment, as defined in Section 2.22, as of December 31, 1996.

11. Amendment to clarify that, for purposes of determining the early retirement discount, if any, the discount is calculated in the same manner as the discount applicable to the Special Update Benefit in the Pension Plan. Effective August 1, 1997, replace Section 4.3(b) in its entirety as follows:

Effective August 1, 1997, where an Employee terminates employment under the age of 55 years and commences a pension under the Pension Plan, his or her monthly benefit shall be reduced in the same manner as set forth in the Pension Plan for the Special Update Benefit, within the meaning of the Pension Plan.

12. Amendment relating to the elimination of the concept of a deferred benefit. Effective August 1, 1997, any references in Section 4.3(c) to a "deferred benefit amount" or "deferred benefit" shall be replaced with the term "Mid-Career Pension Benefit."

13. Amendment to provide for special increases in service and disability payments only for those Employees eligible for service and disability pension benefits.

Section 4.3(e) shall be replaced in its entirety as follows:

Section 4.3(e)   Special Increases

Monthly service and disability benefit payments for retired Employees, eligible as set forth in Section 4.2(b), shall be increased by the same percentage and pursuant to the same terms and conditions as are set forth in the Pension Plan.

14. Amendment relating to commencement and duration of benefits. Effective for monthly benefits commencing on or after August 1, 1997, replace Sections 4.5(a) and (b)(i) in their entirety as follows:

(a)      Service or Disability Benefit

Payment of a service or disability benefit under this Plan shall commence to an Employee at the same time as the Employee's service or disability pension benefits commence under the Pension Plan and shall continue to the last day of the month in which the death of the Employee occurs, or, in the case of a disability benefit, until termination of disability pension payments under the Pension Plan, if earlier, subject to Section 4.4 of this Plan, provided, however, that if the Employee elects the cash payment option pursuant to the Pension Plan, payment of a service or disability benefit under this Plan shall be paid in the form of a single life annuity.

(b)      Mid-Career Pension Benefit

         (i) Payment of a Mid-Career Pension benefit under this Plan shall commence to an Employee at the same time as the Employee's pension benefits commence under the Pension Plan and shall continue to the last day of the month in which the death of the Employee occurs, subject to Section 4.4 of this Plan, provided, however, that if the Employee elects the cash payment option pursuant to the Pension Plan, payment of a Mid-Career Pension benefit under this Plan shall be paid in the form of a single life annuity.

15. Amendment to Section 4.6(a)(iii) to be consistent with amendment to AT&T Non-Competition Guideline. Effective December 17, 1997, Section 4.6(a)(iii) is amended in its entirety as follows:

         (iii) If the Executive Vice President - Human Resources of the Company determines, pursuant to the AT&T Non-Competition Guideline, determines that the Employee has violated the AT&T Non-Competition Guideline.

16. Amendment to provide for a transfer of liability for certain Employees to the AT&T Non-Qualified Pension Plan. Effective January 1, 1998, add a new
Section 4.7 as follows:

Section 4.7      Transfer of Liability

Effective January 1, 1998, the liability for the monthly benefit under this Plan of Eligible Executives, as defined in Section 4.1, who are above the level of E-band, shall be transferred to the AT&T Non-Qualified Pension Plan, effective January 1, 1998. Solely for purposes of determining eligibility for the monthly benefit under this Plan to be transferred, an Eligible Executive who is above the level of E-band shall be considered an Employee who has completed a Term of Employment of at least 5 years at E-band or above as of December 31, 1997.


Signature:     /s/   Hal W. Burlingame
               --------------------------------
               By:   Hal W. Burlingame
                     Executive Vice President - Human Resources

---------------------
*  Each   amendment  is  preceded  by  a  brief explanation.

                                         Exhibit (10)(iii)(A)13 - AT&T 1997 LTIP

                      AT&T 1997 LONG TERM INCENTIVE PROGRAM

                  (as amended May 19, 1999 and March 14, 2000)

    SECTION 1. PURPOSE. The purposes of the AT&T 1997 Long Term Incentive Program (the "Plan") are to encourage selected employees and Non-Employee Directors of AT&T Corp. (the "Company") and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

    SECTION 2.  DEFINITIONS.   As used  in the Plan, the  following terms  shall
have the meanings set forth below:

    (a) "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

    (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, Dividend Equivalent, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other property granted pursuant to the provisions of the Plan.

    (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

    (d)  "Board" shall mean the Board of Directors of the Company.

    (e) "Change in Control" shall mean the happening of any of the following events:

         (i) An acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding AT&T Shares (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
(2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(e);

         (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

         (iii) The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which
(A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

         (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

    (f) "Change in Control Price" means, with respect to an AT&T Share or a Wireless Group Share, as the case may be, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such Shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per such Share paid in such tender or exchange offer or Corporate Transaction; provided however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be the Fair Market Value of such Share on the date such Incentive
Stock Option or Stock Appreciation Right is exercised or deemed exercised pursuant to Section 11(b). To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

    (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    (h) "Committee" shall mean the Compensation and Employee Benefits Committee of the Board, or any successor to such committee, composed of no fewer than two directors each of whom is a Non-Employee Director and an "outside director" within the meaning of Section 162(m) of the Code, or any successor provision thereto.

    (i)  "Company" shall mean AT&T Corp., a New York corporation.

    (j) "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

    (k) "Employee" shall mean any employee of the Company or of any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

    (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (m) "Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

    (n) "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

    (o) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

    (p)  "Nonstatutory  Stock  Option"  shall  mean  an  Option  granted   under
Section 6 hereof that is not intended to be an Incentive Stock Option.

    (q) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

    (r) "Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to Section 10 hereof.

    (s) "Participant" shall mean an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan.

    (t) "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

    (u) "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

    (v)  "Performance  Share"  shall  mean  any  grant  pursuant  to  Section  9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

    (w) "Performance Unit" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

    (x)  "Person"   shall  mean  any   individual,   corporation,   partnership,
association,   joint-stock  company,  trust,  unincorporated  organization,   or
government or political subdivision thereof.

    (y) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

    (z)  "Restricted Stock Award" shall mean an award of Restricted  Stock under
Section 8 hereof.

    (Aa) "Senior Manager" shall mean any Employee of the Company or any Affiliate holding a position above E band or any future salary band that is the equivalent thereof.

    (Bb) "Shares" shall mean, collectively or as the case may be, (i)the shares of AT&T Common Stock of the Company, $1.00 par value ("AT&T Shares"), and (ii) the shares of Wireless Group Common Stock of the Company, $1.00 par value

("Wireless Group Shares"). "Outstanding Wireless Group Shares" shall mean, as at any date of determination, the sum of (i) the total issued and outstanding Wireless Group Shares, plus (ii) the number of Wireless Group Shares represented by the inter-group interest held by the "AT&T Common Stock Group" (as described the Company's Proxy Statement dated January 26, 2000). The numbers of AT&T Shares referred to in the Plan have been adjusted to reflect the Company's 3 for 2 stock split effective April 15, 1999.

    (Cc) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(e), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

    (Dd) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    (Ee) "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

    SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Affiliates and Non-Employee Directors of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any shareholder, and any employee of the Company or of any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-Employee Director shall be approved and ratified by the Board.

    SECTION 4.  SHARES SUBJECT TO THE PLAN.

    (a) Subject to adjustment as provided in Section 4(e), a total of twenty-two and one half (22.5) million AT&T Shares shall be available for a one time grant of Options to substantially all Employees during 1997. Shares available for such one time grant of Options, but not used for such Options, shall be available for other Awards under the Plan, in 1997 or later years.

    (b) In addition to the number of AT&T Shares available under Section 4(a), and subject to adjustment as provided in Section 4(e), a total of (i) one hundred twenty-seven and one half (127.5) million AT&T Shares, and (ii) a number of Wireless Group Shares equal to 5.00% of the number of Outstanding Wireless Group Shares shall be available for Awards granted under the Plan; provided that, commencing on January 1, 2000 and on each subsequent January 1 throughout the term of the Plan, an additional number of AT&T Shares shall be added to the number of AT&T Shares available for Awards granted under the Plan, which additional number of AT&T Shares shall be calculated by multiplying (x) the number of AT&T Shares outstanding on such January 1, by (y) 1.75%; provided, further, that the number of AT&T Shares available for Awards other than Options and/or Stock Appreciation Rights shall not exceed thirty-seven and one half (37.5) million; and provided further that, commencing on January 1, 2001 and on each subsequent January 1 throughout the term of the Plan, an additional number of Wireless Group Shares shall be added to the number of Wireless Group Shares available for Awards granted under the Plan, which additional number of Wireless Group Shares shall be calculated by multiplying (x) the number of Outstanding Wireless Group Shares on such January 1, by (y) 2.00%; provided, further, that the number of Wireless Group Shares available for Awards other than Options and/or Stock Appreciation Rights shall not exceed 1.25% of the number of Outstanding Wireless Group Shares; and provided, further, that if any Shares subject to an Award or to an award under the Company's 1987 Long Term Incentive Program or 1984 Stock Option Plan (the "Prior Plans") are forfeited or if any Award or award under the Prior Plans based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award shall to the extent of such cash settlement, forfeiture or termination again be available for Awards under the Plan. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. In addition, Substitute Awards shall not reduce the Shares available for grants under the Plan or to a Participant in any calendar year.

    (c)  In addition  to the  number of Wireless  Group  Shares  available under
Section 4(b), and subject to adjustment as provided in Section 4(e), such additional number of Wireless Group Shares as are required for Awards as an adjustment to existing Awards under the Plan based upon AT&T Shares as the result of any distribution of Wireless Group Shares to holders of AT&T Shares as more fully described in the Company's Proxy Statement dated January 26, 2000.

    (d) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

    (e) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of securities which may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number.

    SECTION 5. ELIGIBILITY. Any Employee or Non-Employee Director shall be eligible to be selected as a Participant, provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company.

    SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

    (a) OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(e), such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option.

    (b) OPTION PERIOD.   The term of each Option shall be fixed by the Committee
in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

    (c) EXERCISABILITY.   Options shall be exercisable at  such time or times as
determined by the Committee at or subsequent to grant.

    (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

    (e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 11, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to participants who are employees of the Company or a Subsidiary of the Company. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall not exceed (i) seventy-five (75) million in the case of AT&T Shares, and (ii) 50.00% of the aggregate number of all Wireless Group Shares available for Awards under the Plan in the case of Wireless Group Shares.

    (f) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

    SECTION 7.  STOCK  APPRECIATION  RIGHTS.  Stock  Appreciation  Rights may be
granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate, provided that no Stock Appreciation Right shall have a term that is longer than ten (10) years.

    SECTION 8.  RESTRICTED STOCK.

    (a) ISSUANCE. A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

    (b) REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

    (c) FORFEITURE. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

    (d) MINIMUM VESTING CONDITION. The minimum Restriction Period applicable to any Restricted Stock Award that is not subject to performance conditions restricting transfer shall be three (3) years from the date of grant; provided, however, that a Restriction Period of less than three (3) years may be approved under the Plan for such Awards with respect to (i) up to twelve (12) million AT&T Shares, and (ii) up to 0.50% of the Outstanding Wireless Group Shares.

    SECTION 9. PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in
Section 11, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

    SECTION 10.  OTHER STOCK UNIT AWARDS.

    (a) STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates and Non-Employee Directors to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

    (b) TERMS AND CONDITIONS. Subject to the provisions of this Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this
Section 10, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. For any Award or Shares subject to any Award made under this Section 10 the transferability of which is conditioned only on the passage of time, such restriction period shall be a minimum of three (3) years. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

    SECTION 11.  CHANGE IN CONTROL PROVISIONS.

    (a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

        (i) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

        (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

        (iii) all Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

        (iv) The restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards hall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

    (b) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option or Stock Appreciation Right shall have the right, whether or not the Option or Stock Appreciation Right is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option or Stock Appreciation Right to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option or Stock Appreciation Right (the

"Spread") multiplied by the number of Shares granted under the Option or Stock Appreciation right as to which the right granted under this Section 11(b) shall have been exercised.

    (c) Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16, that (after giving effect to any other actions taken to cause such transaction to be eligible for such pooling-of-interests accounting treatment) but for the nature of such right would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Shares with a Fair Market Value equal to the cash that would otherwise be payable pursuant thereto.

    SECTION 12.  CODE SECTION 162(m) PROVISIONS.

    (a) Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is then a Senior Manager or an E band employee that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

    (b) If an Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, or cost control, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based upon the achievement of specified levels of Company performance (or performance of applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

    (c) Notwithstanding any provision of this Plan other than Section 11, with respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

    (d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) (4) (C) of the Code, or any successor provision thereto.

    (e) Notwithstanding any provision of this Plan other than Section 4(e), commencing with calendar year 1999, no Participant may be granted Options and/or

SARs in any calendar year period with respect to more than three million (3,000,000) AT&T Shares, or more than three million (3,000,000) Wireless Group Shares and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any one calendar year is $10,000,000.

    SECTION 13. AMENDMENTS AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

    The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding any provision of this plan, the Committee may not amend the terms of any Option to reduce the option price nor may the Committee, without prior shareholder approval, cancel any outstanding Option and replace it with a new Option with a lower option price, where the economic effect would be the same as reducing the option price of the canceled Option.

    SECTION 14.  GENERAL PROVISIONS.

    (a) Unless the Committee determines otherwise at the time the Award is granted or thereafter: (i) no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant; and (ii) each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

    (b) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Stock Option or any Stock Appreciation Right exceed a period of ten (10) years from the date of its grant.

    (c) No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

    (d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

    (e) Except as provided in Section 12, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

    (f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In addition, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or after termination of such employment, establishes a relationship with a competitor of the Company or engages in activity which is in conflict with or adverse to the interest of the Company, as determined under the AT&T Non-Competition Guideline.

    (g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (h) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (i) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("dividend equivalents"), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

    (j) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

    (k) The Committee may delegate to one or more Senior Managers or a committee of Senior Managers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or directors of the Company.

    (l) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by delivery of or transfer of Shares to the Company, or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

    (m) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    (n) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

    (o) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

    (p) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

    SECTION 15. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of June 1, 1997.

    SECTION 16.  TERM OF PLAN.    No  Award  shall  be granted pursuant  to  the
Plan after May 31, 2004, but any Award theretofore granted may extend beyond that date.